Exhibit 99.1
True Drinks Grows Revenues 105% in Q3 Year Over Year

IRVINE, CA – (Marketwire – November 13, 2014) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, today announces its financial results for the quarter ended September 30, 2014.

Achievements in Third Quarter of 2014:
•	Revenues for Third Quarter up 105% over year ago period;
•	Completed successful second test at Sam’s Club in August, shipping 550 pallets to 199 stores. Success led to an order totaling over $1.4 million to 612 Sam’s Clubs in November 2014;
•	Dollar sales per point of distribution increased by 34% year to date;
•	Expansion of our DSD model in key markets in the East Coast including NYC;
•	Secured licensing agreement for the sale of AquaBallTM Naturally Flavored Water in China;

Lance Leonard, Chief Executive Officer of True Drinks, commented, “The access to consumers and high volume channels has increased significantly in the 3rd quarter enabling AquaBall Naturally Flavored water to be available to consumers around the world. The addition of several key US distributors, including Drink King in NYC, has added hundreds of additional people to sell and merchandise AquaBall on a daily basis. This increase in availability has further been supported with new distribution in the Mass Merchandiser channel to include Walmart Stores. We are now excited to share the message of healthy hydration on multiple platforms including digitally, socially, and on YouTube to bring awareness to the healthiest drinks available to kids.”

Management will hold a conference call to discuss Q3 2014 financial results and to give a shareholder update today, Thursday, November 13, 2014 at 5:00PM EDT / 2:00PM PDT.

Third Quarter 2014 Financial Results Conference Call Details:
Date:                                Thursday, November 13, 2014
Time:                                5:00PM Eastern / 2:00PM Pacific
Participant Dial-In:         877-407-8133 (Toll Free), 201-689-8040 (International)

It is recommended that participants dial in approximately 10 minutes prior to the start of the 5:00PM Eastern call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/.

About True Drinks, Inc.
True Drinks provides a healthy alternative for kids to drink.  Their AquaBallTM is a naturally flavored, vitamin-enhanced, zero-calorie, dye-free, sugar-free alternative to juice and soda. AquaBallTM is currently available in four flavors: orange, grape, fruit punch and berry.  Their target consumers are kids, young adults, and their guardians, who are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste.  For more information, please visit www.theaquaball.com and www.truedrinks.com.  Proudly made in the USA.

FORWARD-LOOKING STATEMENTS
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:
Investor Relations
True Drinks, Inc.
18552 MacArthur Blvd., Ste. 325
Irvine, CA 92612
ir@truedrinks.com
949-203-3500

Capital Markets Contact:
Alexandra Petek
Director of Client Services
Merriman Capital, Inc.
250 Montgomery Street, 16th Floor
San Francisco, CA 94104
apetek@merrimanco.com
415-248-5681

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current Assets:
Cash	$57,943	$3,136,766
Accounts receivable, net	377,761	175,068
Inventory	1,823,622	1,056,756
Prepaid expenses and other current assets	584,438	591,434
Total Current Assets	2,843,764	4,960,024

Restricted Cash	133,131	133,065
Property and Equipment, net	5,465	8,399
Patents, net	1,247,059	1,352,941
Trademarks, net	11,015	48,516
Goodwill	3,474,502	3,474,502
Total Assets	$7,714,936	$9,977,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,021,586	$1,222,404
Convertible notes payable, net	25,000	680,000
Notes payable, net	1,190,000	-
Line-of-credit facility	242,136	-
Term loan	-	1,916,667
Derivative liabilities	3,534,176	1,619,021
Total Current Liabilities	7,012,898	5,438,092

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common Stock, $0.001 par value, 120,000,000 and 40,000,000 shares authorized, 39,893,825 and 27,885,587 shares outstanding at September 30, 2014 and December 31, 2013, respectively	39,894	27,886
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,910,370 and 1,776,923 shares outstanding at September 30, 2014 and December 31, 2013, respectively	1,910	1,777
Additional paid in capital	17,745,738	14,751,170
Accumulated deficit	(17,085,504)	(10,241,478)

Total Stockholders’ Equity	702,038	4,539,355

Total Liabilities and Stockholders’ Equity	$7,714,936	$9,977,447

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Sales	$1,064,065	$517,689	$2,875,739	$2,231,861

Cost of Sales	977,324	406,757	2,473,018	1,871,643

Gross Profit	86,741	110,932	402,721	360,218

Operating Expenses:
Selling and marketing	1,085,405	752,151	2,661,279	1,837,049
General and administrative	1,029,118	1,321,227	3,153,687	3,217,873
Total operating expenses	2,114,523	2,073,378	5,814,966	5,054,922

Operating Loss	(2,027,782)	(1,962,446)	(5,412,245)	(4,694,704)

Other Expense
Change in fair value of derivative liability	(398,603)	(489,425)	1,343,495	(595,030)
Interest expense	37,037	684,206	88,286	1,064,823

Net Loss	$(1,666,216)	$(2,157,227)	$(6,844,026)	$(5,164,497)

Dividends on Preferred Stock	$148,181	$-	$148,181	$-

Net loss attributable to common stockholders	$(1,814,397)	$(2,157,227)	$(6,922,207)	$(5,164,497)

Loss per common share, basic and diluted	$(0.05)	$(0.08)	$(0.21)	$(0.19)

Weighted average shares of Common Stock outstanding, basic and diluted (1)	38,920,319	27,844,438	33,939,850	27,355,426

(1)	The 100-for-1 reverse stock split executed on January 18, 2013 was retrospectively reflected in weighted average number of shares of Common Stock outstanding.

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,844,026)	$(5,164,497)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	5,283	7,443
Amortization	143,383	143,383
Accretion of deferred financing costs	-	450,806
Provision for bad debt expense	-	150,000
Change in estimated fair value of derivative	1,343,495	(595,030)
Amortization of debt discount	-	657,307
Fair value of stock issued for services	171,464	331,341
Stock based compensation	368,172	694,533
Change in operating assets and liabilities:
Accounts receivable	(202,693)	(293,065)
Inventory	(766,866)	(39,681)
Prepaid expenses and other current assets	6,996	(336,497)
Other assets	-	3,948
Accounts payable and accrued expenses	1,317,696	582,946
Net cash used in operating activities	(4,457,096)	(3,407,063)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(66)	(51,761)
Purchase of property and equipment	(2,349)	(1,299)
Net cash used in investing activities	(2,415)	(53,060)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends Paid	(2,194)
Proceeds from issuance of Series B Preferred Stock, net	1,887,413	-
Proceeds from notes payable	1,190,000	4,009,000
Net proceeds from line-of-credit facility	242,136	-
Deferred financing costs paid	-	(354,704)
Repayments on notes payable	(20,000)	(172,000)
Repayments on term loan	(1,916,667)	-
Net cash provided by financing activities	1,380,688	3,482,296

NET INCREASE IN CASH	(3,078,823)	22,173

CASH- beginning of period	3,136,766	4,449

CASH- end of period	$57,943	$26,622

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$7,944	$58,758
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$8,621	$25,304
Conversion of notes payable and accrued interest to common stock	$764,938	$860,818
Dividend paid in common stock	$247,255	$-
Dividends declared but unpaid	$148,181	$-
Cashless exercise of warrants	$44,751	$-
Warrants issued in connection with Series B Preferred Offering	$616,411	$-
Warrants issued as deferred financing costs	$-	$418,042
Warrants issued as debt discount	$-	$1,163,240
Common stock issued for accrued expenses	$487,650	$-